Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-201211, 333-204835, and 333-207945) and Form S-8 (No. 333-192594) of Arc Logistics Partners LP of our report dated March 3, 2017 relating to the consolidated financial statements of Gulf LNG Holdings Group, LLC, which appears in this Annual Report on Form 10‑K of Arc Logistics Partners LP.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
March 14, 2017

2